Exhibit 5.1

425 MARKET STREET SAN FRANCISCO CALIFORNIA 94105-2482 TELEPHONE: 415.268.7000 FACSIMILE: 415.268.7522 WWW.MOFO.COM
MORRISON FOERSTER LLP
BEIJING, BERLIN, BRUSSELS, DENVER,
HONG KONG, LONDON, LOS ANGELES,
NEW YORK, NORTHERN VIRGINIA,
PALO ALTO, SACRAMENTO, SAN DIEGO,
SAN FRANCISCO, SHANGHAI, SINGAPORE,
TOKYO, WASHINGTON, D.C.

January 29, 2018
Menlo Therapeutics Inc.
200 Cardinal Way, 2nd Floor
Redwood City, California
Re: Registration Statement on Form S-8
Ladies and Gentlemen:
We are acting as counsel to Menlo Therapeutics Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) an aggregate of up to 2,506,926 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), subject to issuance under the Company’s 2011 Stock Incentive Plan (the “2011 Plan”); (ii) an aggregate of up to 3,000,000 shares of Common Stock subject to issuance under the Company’s 2018 Omnibus Incentive Plan (the “2018 Plan”); and (iii) an aggregate of up to 325,000 shares of Common Stock subject to issuance under the Company’s 2018 Employee Stock Purchase Plan (the “ESPP” and, together with the 2011 Plan and the 2018 Plan, the “Plans”).
As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.
Based upon and subject to the foregoing, we are of the opinion that the Shares will be duly and validly authorized and upon issuance, delivery and payment therefor in the manner contemplated by the terms of the Plans, will be validly issued, fully paid and nonassessable.
Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

Menlo Therapeutics Inc.
January 29, 2018

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name wherever appearing in the Registration Statement and any amendments thereto.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ Morrison & Foerster LLP